Exhibit 3.55

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 05/02/2006
FILED 06:55 PM 05/02/2006
SRV 060410962 - 4152431 FILE

CERTIFICATE OF INCORPORATION

OF

WMS INTERNATIONAL (NETHERLANDS) INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:               The name of the corporation (hereinafter called the “Corporation”) is WMS International (Netherlands) Inc.

SECOND:          The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, 19904, and the name of the registered agent is National Registered Agents, Inc.

THIRD:              The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:          The total number of shares of stock which the Corporation shall have authority to issue is 1,500 shares without par value all of which are of the same class and all of which are designated as common shares.

The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the gaming statutes and the regulations promulgated thereunder (“Statues and Rules”) adopted by any jurisdiction governing the Corporation’s gaming business (the “Gaming Authority”). The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Gaming Authority or (b) the Gaming Authority shall, by affirmative action, validate said issuance or waive any defect in issuance

No voting securities or other voting interests issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Statutes and Rules. Any transfer in violation thereof shall be void until (a) the Corporation shall cease to be subject to the jurisdiction of the Gaming Authority or (b) the Gaming Authority shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If a Gaming Authority at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then, the Corporation may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the voting securities or other voting interests of the Corporation, or (ii) the current market price as of the date of the finding of unsuitability, unless, such voting securities or other voting interests are transferred to a suitable person (as determined by the Gaming Authority) within sixty (60) days after the finding of unsuitability Until such voting securities or other voting interests are owned by persons found by the Gaming Authority to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

FIFTH:               The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Kathleen J. McJohn	WMS Industries Inc.
800 S. Northpoint Blvd.
Waukegan, IL 60085

SIXTH:              The Corporation is to have perpetual existence.

SEVENTH:        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:           In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the Corporation.

NINTH:              To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH:             The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

ELEVENTH:     From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on May 2, 2006.

/s/ Kathleen McJohn
Kathleen McJohn, Incorporator
WMS Industries Inc.
800 S. Northpoint Blvd.
Waukegan, IL 60085

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:08 PM 10/30/2006
FILED 06:08 PM 10/30/2006
SRV 060995876 - 4152431 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

WMS INTERNATIONAL (NETHERLANDS) INC.

(hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is WMS International (Netherlands) Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out the First Article thereof and by substituting in lieu of said Article the following new Article:

The name of the corporate (hereinafter called the “Corporation”) is WMS International Holdings Inc.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware

Executed on this 24th day of October, 2006

/s/ Kathleen J. McJohn
Title of authorized officer
Vice President, General Counsel & Secretary

Delaware Certificate of Amendment After Payment of Capital 1/96 - 1